Exhibit 99.1

SharpLink Plans to Deploy $200M of ETH on Consensys’ Linea via ether.fi and EigenCloud to Unlock Enhanced Ethereum DeFi Yields

Deployment will include combined ether.fi and EigenCloud institutional-grade staking and restaking offerings, providing DeFi yield and incentives, as well as exposure to emerging AI workloads secured by Ethereum.

SharpLink’s ETH is held and deployed through Anchorage Digital Bank, setting a new benchmark for ETH treasury strategies.

Minneapolis, MN – October 28, 2025 - SharpLink Gaming, Inc. (Nasdaq: SBET), one of the world’s largest corporate holders of Ether (“ETH”) and prominent industry advocate of Ethereum adoption, today announced a collaboration to deploy ETH from its corporate treasury onto Linea, a zkEVM Layer 2 network bootstrapped by Consensys. SharpLink plans to allocate $200 million in ETH for deployment on Linea in a risk-managed manner over a multi-year commitment period. As a public entity operating at the forefront of Digital Asset Treasury (“DAT”) innovation, SharpLink is leveraging Linea’s institutional-grade infrastructure to make its ETH even more productive by unlocking scalable, secure and composable ways to optimize onchain yield.

This deployment on Linea brings together leading ecosystem participants in an innovative collaboration that allows SharpLink to capture highly competitive, differentiated, risk-adjusted, ETH-denominated returns. The strategy is supported by institutional-grade risk management, leveraging the scale of its digital asset treasury with the custodian protections of Anchorage Digital Bank, SharpLink’s qualified custodian. The yield combines native Ethereum yield, restaking rewards from securing EigenCloud Autonomous Verifiable Services (AVSs), and direct Linea and ether.fi partner incentives, all within a compliant Layer 2 infrastructure.

Joseph Chalom, Co-CEO of SharpLink, stated, “As one of the largest public holders of ETH, we manage our treasury with institutional rigor and discipline. This deployment enables us to access the best of Ethereum’s staking, restaking and DeFi yield, while maintaining the institutional safeguards our stockholders expect. We are proud to be among the early institutional adopters of Linea’s infrastructure, which leads the Ethereum Layer 2 ecosystem in terms of its standards for composability, scalability and security. This is a foundational step in our broader strategy to responsibly generate enhanced staking yield and optimize treasury performance in a way that maximizes stockholder value, and marks the beginning of a much larger effort.”

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Collaboration Establishes New Institutional Pathway to DeFi Yield on Linea

This innovative partnership positions Linea as an emerging home for institutional ETH capital and EigenCloud as a trusted source of ETH-denominated yield. Moreover, it reinforces SharpLink’s institutional approach to actively managing and deploying its treasury assets. This also reflects SharpLink’s strategy to advance the Ethereum ecosystem, prioritizing institutional risk management while leveraging Ethereum’s leading position in capital liquidity, trust and security.

“Ethereum is becoming the programmable foundation for a new generation of financial markets,” noted Joseph Lubin, Founder and CEO of Consensys, Co-Founder of Ethereum and Chairman of SharpLink. “Linea was built to ensure that ETH is not just used but made more productive with every deployment. Through this initial innovative collaboration, SharpLink’s ETH will earn enhanced native yield through Linea’s ecosystem partners, ether.fi and EigenCloud. It’s a model we believe other institutions will adopt as they look for safe, efficient ways to operate onchain.”

Mike Silagadze, CEO of ether.fi, stated, “We are honored to be a primary staking solution for SharpLink’s Treasury ETH. At scale, ETH treasury managers need trusted, efficient venues to put their assets to work — and these companies are setting the standard for doing so with both trust and operational excellence. We will continue to focus on bringing the best risk adjusted returns to institutions.”

“SharpLink’s commitment positions them at the foundation of a verifiable economy that’s just beginning to scale. Together with Consensys and Linea, they’re enabling EigenCloud to make possible a new generation of services secured by ETH, like verifiable AI, insured DeFi and trustless infrastructure that together expand the total addressable market for Ethereum. As this economy grows, so do yield opportunities for the institutional capital securing these apps, agents and services. What excites me about this deployment is not just what it delivers today, but what it enables tomorrow. We’ve created infrastructure for a new class of applications that couldn’t be built without this combination of platforms,” added Sreeram Kannan, Founder and CEO of Eigen Labs.

Nathan McCauley, CEO and Co-Founder of Anchorage Digital, noted “Ethereum’s institutional era demands infrastructure that’s every bit as secure and regulated as traditional finance. At Anchorage Digital, we’re proud to power SharpLink’s staking solution on Linea—proving that innovation and compliance can and should move in lockstep.”

Deployment Optimized for Institutional ETH Yields Using Linea and DeFi Infrastructure

Linea provides financial institutions with a secure, Ethereum-aligned foundation to execute high-volume operations while benefiting from faster settlement, lower fees and composability with the broader Ethereum ecosystem. Linea’s architecture is designed to accommodate complex institutional workflows while preserving Ethereum’s credible neutrality.

This innovative deployment marks the beginning of a broader partnership between SharpLink and Consensys to co-develop institutional, composable capital markets primitives. Together, the two companies aim to pioneer new models for onchain capital raises, programmable liquidity tools and tokenized equity strategies, helping shape a capital markets paradigm where assets are always-on, interoperable and globally accessible.

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About SharpLink Gaming, Inc.

SharpLink Gaming, Inc. (Nasdaq: SBET) is one of the world’s largest publicly traded companies to adopt ETH as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to Ethereum, the world’s leading smart-contract platform and second largest digital asset. Learn more at www.sharplink.com.

About Consensys

Consensys is the leading Ethereum software company, building the infrastructure, tools, and protocols that power the world’s largest decentralized ecosystem. Founded in 2014 by Ethereum co-founder Joseph Lubin, Consensys has played a foundational role in Ethereum’s growth, from pioneering products like MetaMask, Linea and Infura to shaping protocol development and staking infrastructure. Today, Consensys continues to lead Ethereum’s evolution through strategic R&D, and direct contributions to network upgrades like the Merge and Pectra. With a global product suite, and deep roots across the ecosystem, Consensys is uniquely positioned to accelerate Ethereum’s role as the trust layer for a new global economy, one that is decentralized, programmable, and open to all. Consensys is a strategic advisor to and an investor in SharpLink. To learn more, visit consensys.io.

About EigenCloud

EigenCloud is the world’s first verifiable cloud, enabling developers to build applications, AI products and AI agents that are provably trustworthy. Built on top of the EigenLayer restaking protocol, EigenCloud extends Ethereum’s security across the digital and even physical world, allowing developers to verify any input, event, or computation using cryptoeconomic guarantees. With primitives like EigenAI for verifiable inference, EigenCompute for secure offchain execution, and EigenDA for high-throughput data availability, EigenCloud introduces verifiability-as-a-service to launch a new era of cloud computing. Its services are backed by over $20B in staked assets, with more than 190 Autonomous Verifiable Services (AVSs) in development and 40+ live on mainnet. For more information, visit eigencloud.xyz.

About Anchorage Digital

Anchorage Digital is a global crypto platform that enables institutions to participate in digital assets through trading, staking, custody, governance, settlement, stablecoin issuance, and the industry’s leading security infrastructure. Home to Anchorage Digital Bank N.A., the only federally chartered crypto bank in the U.S., Anchorage Digital also serves institutions through Anchorage Digital Singapore, which is licensed by the Monetary Authority of Singapore; Anchorage Digital NY, which holds a BitLicense from the New York Department of Financial Services; and self-custody wallet Porto by Anchorage Digital. Anchorage Digital principal trading services are provided through A1 Ltd. Anchorage Digital agency trading services offered to N.Y. clients exclusively through Anchorage Digital New York. The company is funded by leading institutions, including Andreessen Horowitz, GIC, Goldman Sachs, KKR and Visa, with its Series D valuation over $3 billion. Founded in 2017 in San Francisco, California, Anchorage Digital has offices in New York City; Porto, Portugal; Singapore; and Sioux Falls, South Dakota. Learn more at anchorage.com, on X @Anchorage, and on LinkedIn.

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About ether.fi

ether.fi is a leading non-custodial DeFi protocol that institutions and investors use to stake, restake, and spend their ETH, BTC, and stablecoins. This combination has allowed ether.fi to be the leading DeFi banking alternative. With over $11 billion in total value locked, ether.fi enables users to securely save, grow, and spend using their crypto assets. For details, visit ether.fi.

SharpLink’s Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the execution of the Company’s treasury strategy and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to enter into a definitive agreement with Consensys related to deployment of its ETH assets on Linea, the Company’s ability to successfully deploy its ETH assets on Linea and generate onchain yield, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain digital intangible assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets that are considered digital intangible assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of the digital intangible assets below the cost value at which the Company’s digital intangible assets are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Contacts:

SharpLink: Media: media@sharplink.com; Investor Relations: ir@sharplink.com

Consensys: PR@consensys.io

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